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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Grainger WW Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

        March 19, 2004

Dear Grainger Shareholder:

        The W.W. Grainger, Inc. 2004 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 28, 2004, at 10 a.m. (CDT).

        We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

        The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

                      Sincerely,

                      /s/  R. L. KEYSER
                      Richard L. Keyser
                      Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
21
St. Mary's Rd.
Bradley Rd.
Fairfield Rd.
60/83
Town Line Rd.
60
GRAINGER
Riverwoods Rd.
I-94
Everett Rd.
Gilmer Rd.
45
Old McHenry Rd.
43
Skokie Hwy.
22
83
Half Day Rd.
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
12
Deerfield Rd.
Sanders Rd.
Lake Cook Rd.
Elmhurst Rd.
Milwaukee Ave.
41
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
Northwest Tollway
I-294
Waukegan Rd.
River/Mannheim Rd.
90
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14
100 Grainger Parkway
Town Line Rd.
Lake Forest
Vernon Hills
Everett Rd.
Milwaukee Ave.
Riverwoods Rd.
94

W.W. GRAINGER, INC.
2004 Annual Meeting of Shareholders
Wednesday, April 28, 2004 - 10 A.M.(CDT)

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2004

        The annual meeting of shareholders of W.W. Grainger, Inc. will be held at its headquarters at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 28, 2004, at 10 A.M. (CDT) for the following purposes:

  1.
  To elect eleven directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board has fixed the close of business on March 1, 2004 as the record date for the meeting. Shareholders may vote either in person or by proxy.

        By order of the Board of Directors.

                      K. S. Kirsner
                      Corporate Secretary

Lake Forest, Illinois
March 19, 2004

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of this proxy statement?

        This proxy statement relates to Grainger's 2004 annual meeting of shareholders to be held on April 28, 2004 and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy soliciting material to you and other shareholders began on or about March 19, 2004.

What matters are scheduled to be presented?

  •
  The election of eleven directors.

  •
  A proposal to ratify the appointment of Grant Thornton LLP as Grainger's independent auditors for the year ending December 31, 2004.

Who is entitled to vote?

        Holders of shares of common stock outstanding on Grainger's books at the close of business on March 1, 2004, the record date for the meeting, may vote. There were 90,946,878 shares of common stock outstanding at that time.

How many votes do I have?

        You have the right to cumulative voting in the election of directors. This means that you have a number of votes in the election equal to the number of shares you own multiplied by the number of directors being elected. You can cast those votes as you choose. For example, you may direct that all your votes be cast for one nominee or you may direct that your votes be apportioned among two or more of them.

        In any matter other than the election of directors, each of your shares is entitled to one vote.

What if I don't indicate my voting choices?

        If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If you have not indicated otherwise, your shares will be voted as recommended by Grainger's Board. More particularly, your shares will be voted, either individually or cumulatively, FOR the election of the director nominees and will be voted FOR the proposal to ratify the appointment of independent auditors.

How does discretionary voting apply?

        Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented and your proxy does not withhold discretionary authority, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy.

May I revoke my proxy?

        You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary written notice that you are revoking your proxy; or

  2.
  Give another proxy with a later date (which can be done by telephone, by Internet, or by delivering a signed written proxy); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one set of proxy materials?

        Receiving multiple sets of proxy-soliciting materials generally means that your shares are registered in different ways or are in more than one account. Please respond to all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

        A majority of the outstanding shares entitled to vote on a matter, whether present in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. A quorum is necessary for valid action to be taken on the matter. Your shares will be present by proxy and count towards the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

        Grainger will pay all the costs of soliciting management proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy-soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses.

        In addition to mailing proxy-soliciting materials, Grainger's directors, officers, and regular employees may solicit proxies personally, by telephone or by other means. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $5,500 for its services, plus reasonable costs and expenses.

How do I submit a shareholder proposal or directly nominate a director at the 2005 annual meeting?

        If you wish to have a shareholder proposal included in Grainger's proxy-soliciting materials for the 2005 annual meeting of shareholders, please send a notice of intent to submit the proposal at that meeting to the Corporate Secretary at Grainger's headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the timing and other requirements of proxy rules of the Securities and Exchange Commission. For a shareholder proposal to be timely, Grainger must receive the notice no later than November 19, 2004.

        Grainger's by-laws require written notice concerning a shareholder submission of a proposal or a shareholder nomination of a person for election as a director at a meeting of shareholders. For either a shareholder proposal or a nomination, certain information about the shareholder, and the proposal or nominee (as the case may be), is required. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the prior year's annual meeting. For a nomination, the notice must be furnished no later than November 19, 2004 in the case of the 2005 annual meeting. A copy of the by-laws may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters.

ELECTION OF DIRECTORS

        Grainger's directors are elected each year at the annual meeting. Directors and nominees are encouraged to attend annual meetings. At the 2003 annual meeting, eleven directors were in attendance, representing all of the nominees.

        Eleven directors will be elected at this year's annual meeting. The directors will serve until the 2005 annual meeting of shareholders or until their successors have been elected and qualified.

        Directors are elected by the votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Directions to withhold authority will have the same effect as votes against the election of directors. Broker non-votes will not affect the outcome of the vote.

        If any of the nominees mentioned below should be unavailable for election, a circumstance which is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute nominee selected by the Board.

        The Board has determined that each of Messrs. Anderson, Gantz, Krehbiel, McCarter, Novich, Slavik, and Smith and Ms. Webb has no material relationship with Grainger within the meaning of the applicable independence standards of the New York Stock Exchange. The other nominees, Messrs. Clark, Grainger, and Keyser, are Grainger employees and, accordingly, are not considered "independent." All of the nominees are presently directors and were previously elected by the shareholders. The nominees have provided the following information about themselves, including ages in March 2004. Unless otherwise indicated, each has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 53, is Senior Vice President and Chief Financial Officer of Baxter International Inc., a global medical products and services company that focuses on critical therapies for people with life-threatening conditions. Prior to assuming this position in 1998, he served as Baxter's Vice President, Finance, a position assumed in 1997 after serving as Corporate Controller of Baxter. Previously, Mr. Anderson served as Baxter's Vice President, Corporate Audit. Mr. Anderson was first elected a director of Grainger in 1999, is Chairman of the Audit Committee, and is Grainger's Audit Committee Financial Expert.

Wesley M. Clark, age 52, is Grainger's President and Chief Operating Officer, a position assumed in 2001 after serving as Group President. Previously, he served Grainger in various capacities, including Senior Vice President, Operations and Quality; Vice President, Field Operations and Quality; and President, Sanitary Supplies and Equipment. Mr. Clark joined Grainger in 1992 and became a director in 2001.

Wilbur H. Gantz, age 66, is Chairman and Chief Executive Officer of
Ovation Pharmaceuticals, Inc., a specialty pharmaceutical company that focuses on under-promoted and late-stage development products. He assumed this position in 2002. Mr. Gantz previously served as Chairman and Chief Executive Officer of PathoGenesis Corporation and as President of Baxter International Inc. He is also a director of Gambro, A.B., The Gillette Company, and Harris Financial Corp. Mr. Gantz was first elected a director of Grainger in 1985 and is a member of the Audit Committee and the Compensation Committee.

David W. Grainger, age 76, is the Company's Senior Chairman of the Board, a position assumed in 1997 after serving as Chairman of the Board. He was the Company's Chief Executive Officer until 1995. Mr. Grainger joined the Company in 1952 and was first elected a director in 1953.

Richard L. Keyser, age 61, is Grainger's Chairman of the Board, a position assumed in 1997, and Chief Executive Officer, a position assumed in 1995. Previously he served as Grainger's President and Chief Operating Officer. Mr. Keyser is also a director of Principal Financial Group, Inc. and Rohm and Haas Company. He joined Grainger in 1986 and became a director in 1992.

Frederick A. Krehbiel, age 63, is Co-Chairman, a position assumed in 1999, and a director of Molex Incorpo- rated, a global electronic components company. From 1999 to 2001 he served Molex as Co-Chief Executive Officer. Previously, Mr. Krehbiel served that company as Chairman of the Board and Chief Executive Officer. He is also a director of DeVry Inc., Northern Trust Corporation, and Tellabs, Inc. Mr. Krehbiel was first elected a director of Grainger in 2001 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

John W. McCarter, Jr., age 66, is President and Chief Executive Officer of
The Field Museum of Natural History, a position assumed in 1996. He served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. Mr. McCarter is also a director of A.M. Castle & Co., Divergence, Inc., Harris Insight Funds, and Janus Funds. He was first elected a director of Grainger in 1990 and is Chairman of the Board Affairs and Nominating Committee.

Neil S. Novich, age 49, is Chairman, President, and Chief Executive Officer, as well as a director, of Ryerson Tull, Inc., the largest metal distributor and processor in North America. He became Ryerson Tull's Chairman in 1999 and President and Chief Executive Officer in 1996. Previously, Mr. Novich served as Ryerson Tull's President and Chief Operating Officer. He was first elected a director of Grainger in 1999 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

James D. Slavik, age 51, is Chairman (formerly President) and a director of Mark IV Capital, Inc., an investment company dealing in real estate development and corporate investments. He was first elected a director of Grainger in 1987 and is a member of the Audit Committee and the Compensation Committee.

Harold B. Smith, age 70, is Chairman of the Executive Committee and a director of Illinois Tool Works Inc., a manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Northern Trust Corporation. Mr. Smith was first elected a director of Grainger in 1981 and is Chairman of the Compensation Committee.

Janiece S. Webb, age 50, is Senior Vice President of Motorola, Inc. and General Manager of Secure Asset Solutions for Motorola's Integrated Electronic Systems Sector. Motorola is a leading provider of electronic equipment, systems, components, and services. Prior to assuming her current role in 2003, she served Motorola as Senior Vice President and General Manager of its Advanced Technology Businesses. Ms. Webb's previous positions at Motorola included Senior Vice President and General Manager of the Internet Software and Content Group, Corporate Vice President, General Manager of the Internet Connectivity Solutions Group, and General Manager of the U.S. Markets Division of the Pan American Cellular Subscriber Group. She first became a director of Grainger in 1995 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

BOARD OF DIRECTORS AND BOARD COMMITTEES

        Five meetings of the Board were held in 2003. In addition, the directors acted once by unanimous consent during the year.

        The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. All members of these committees are required to be "independent" directors. Committee memberships are shown in the following table:

Board Affairs and Nominating
Name	Audit		Compensation

Brian P. Anderson	Chair

Wilbur H. Gantz	Member		Member

Frederick A. Krehbiel	Member	Member

John W. McCarter, Jr.		Chair

Neil S. Novich		Member	Member

James D. Slavik	Member		Member

Harold B. Smith			Chair

Janiece S. Webb	Member	Member

        Each non-employee director of Grainger is an alternate member of each Board committee of which the director has not been specifically appointed a member. An alternate committee member may serve for all purposes at a committee meeting in place of a specifically appointed non-employee member who is absent. All non-employee directors have been determined to be independent.

Audit Committee

        The Audit Committee met four times in 2003. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission (SEC) and standards of the New York Stock Exchange (NYSE). The Board has also determined that Mr. Brian P. Anderson, Chairman of the Audit Committee, is an "audit committee financial expert," as that term is defined in the applicable rules of the SEC.

        The Audit Committee assists the Board in its oversight responsibility with respect to Grainger's financial reporting process, Grainger's systems of internal accounting and financial controls, the integrity of Grainger's financial statements, Grainger's compliance with legal and regulatory requirements, the qualifications and independence of Grainger's independent auditors, and the performance of Grainger's internal audit function and independent auditors. It also has oversight responsibilities for various aspects of certain employee benefit plans. Additionally included among the responsibilities of the Audit Committee are the appointment, compensation, retention, and oversight of the independent auditors, the establishment of procedures for the treatment of complaints regarding accounting, internal accounting controls, and auditing matters, and the pre-approval of audit and non-audit services to be provided by the independent auditors. The Audit Committee has the further responsibility of overseeing compliance with Grainger's Business Conduct Guidelines.

Board Affairs and Nominating Committee

        The Board Affairs and Nominating Committee met three times in 2003. The Board has determined that each of the members of the Board Affairs and Nominating Committee is "independent," as that term is defined in the independence requirements for members of nominating committees contained in the applicable standards of the NYSE. The Chairman of the Board Affairs and Nominating Committee acts as Chairman and presides at regular executive sessions of the Board without management participation.

        The Board Affairs and Nominating Committee makes recommendations to the Board regarding the makeup of the Board and its committees, establishes specific criteria by which potential directors shall be qualified, identifies potential nominees, and makes recommendations concerning director and nominee independence. It also has primary responsibility for corporate governance oversight, including the responsibility to recommend corporate governance principles, recommend Board committee responsibilities and members, evaluate the Board in the area of corporate governance, including the adequacy of the information supplied to the Board and the Board's performance of its oversight responsibilities relative to the management of Grainger, and to recommend retirement, compensation, and other policies applicable to directors. Additional responsibilities are to review senior management organization and succession and to make initial assessments regarding major issues or proposals.

Compensation Committee

        The Compensation Committee met six times in 2003. The Board has determined that each of the members of the Compensation Committee is "independent," as that term is defined in the independence requirements for members of compensation committees contained in the applicable standards of the NYSE.

        The Compensation Committee oversees Grainger's activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. It also acts as the administration committee under various stock and incentive plans. Included among its duties are the review and approval of corporate goals and objectives relevant to chief executive officer compensation, the evaluation of chief executive officer performance in light of those goals and objectives and, either as a committee or together with the other independent directors, the determination and approval of the chief executive officer's compensation level based on this evaluation.

Available Information

        Grainger has adopted Business Conduct Guidelines for directors, officers, and employees, which incorporate the Code of Ethics required by rules of the SEC to be applicable to a company's chief executive officer, chief financial officer, and chief accounting officer or controller, and intends to satisfy any disclosure requirements with respect to the Business Conduct Guidelines by posting the information on its Web site. Grainger has also adopted Operating Principles for the Board of Directors, which are its corporate governance guidelines.

        Grainger's Business Conduct Guidelines and Operating Principles for the Board of Directors are available in the Corporate Governance section of Grainger's Web site at www.grainger.com\investor. Also available in the Corporate Governance section of that Web site are the charters, adopted by the

Board, of the Board's Audit Committee, Board Affairs and Nominating Committee, and Compensation Committee. All of these documents are additionally available to shareholders in print, free of charge, upon request to the Corporate Secretary at Grainger's headquarters.

Recommending Candidates for Board Membership

        The Board Affairs and Nominating Committee recommends candidates for Board membership on the basis of a number of criteria, including ethical standards, judgment, independence and objectivity, strategic perspective, record of accomplishments, and business knowledge and experience applicable to Grainger's goals. Suggestions as to candidates are received from members of the Board Affairs and Nominating Committee, other directors, employees and others, including shareholders. Any shareholder who would like the Board Affairs and Nominating Committee to consider a candidate for Board membership should send a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate and setting forth the business, professional, and educational background of the proposed candidate, as well as a description of any agreement or relationship between the proposing shareholder and proposed candidate. A written consent of the proposed candidate to being identified as a nominee and to serve as a director if elected should also be provided. The communication should be sent by mail or other delivery service to the attention of the Corporate Secretary at Grainger's headquarters.

Other Communications With Directors

        A process has been established by which shareholders may communicate with the Board, Board committees, and/or individual directors on matters of interest to shareholders. Shareholders may write to the intended director(s) or director group(s) in care of W.W. Grainger, Inc., P.O. Box 856, Skokie, IL 60076-0856. Additional information concerning this process is available in the Corporate Governance section of Grainger's Web site at www.grainger.com\investor.

DIRECTOR COMPENSATION

        The eight directors who are not employees of Grainger or any Grainger subsidiary ("non-employee directors") each receive a retainer fee for serving on the Board of $35,000 per annum. This retainer fee is paid in the form of an annual award under the Director Stock Plan of unrestricted shares of Grainger common stock. The number of shares is equal to the retainer fee divided by the fair market value of a share of Grainger common stock at the time of award, rounded up to the next 10-share increment.

        Non-employee directors also receive (i) an attendance fee of $1,000 for Board meetings and briefings and Committee meetings attended and (ii) a retainer fee for serving as chair of any Board committee at the rate of $4,000 per annum. The non-employee directors may elect to receive their Board and Board committee meeting attendance fees and/or their Board chair retainer fees in the form of stock units under the Director Stock Plan. These stock units, each of which is intended to be the economic equivalent of a share of Grainger common stock, are settled in cash after termination of service as a director or upon a "change in control" of Grainger. In addition, Grainger reimburses travel expenses relating to service as a director, and reimburses directors for attending continuing education programs.

        Non-employee directors additionally receive an annual stock option award under the Director Stock Plan to purchase shares of Grainger common stock. The number of shares covered by each option is equal to $90,000 divided by the fair market value of a share of Grainger common stock at the time of award, rounded up to the next 10-share increment. The per-share option exercise price is 100% of that value. The options are fully exercisable upon award and have a 10-year term. Upon death, disability, or retirement, the options remain exercisable for six years, but in no case beyond the original option term. If Board service terminates under any other circumstance, the options may be exercised only during the first 90 days following the termination.

        A director who is an employee of Grainger or any Grainger subsidiary does not receive any retainer fees for Board or Board committee service, Board or Board committee meeting attendance fees, or stock options or stock units under the Director Stock Plan.

        Stock ownership guidelines applicable to non-employee directors were established in 1998. These guidelines provide that within five years after election, a director must own Grainger common stock and common stock equivalents having a value of at least five times the annual retainer fee for serving on the Board. Unless a director complies with the guidelines, he or she is ineligible to receive awards of stock options under the Director Stock Plan. All directors subject to the guidelines are in compliance with them.

        In the ordinary course of business during 2003, Grainger engaged in various types of business transactions with organizations with which Grainger directors are associated in their principal business occupations or otherwise. These transactions are not deemed material to any of the directors. Similar transactions, which are not expected to be material to any of the directors, are likely to occur in the future.

OWNERSHIP OF GRAINGER STOCK

        The table below shows how many shares of Grainger common stock the directors, the nominees, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 1, 2004.

        Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of Grainger shares by sole voting and investment power.

Beneficial Owner	Shares	Option Shares Exercisable Within 60 Days (1)	Stock Units (2)	Total	Percentage of Common Stock (3)
David W. Grainger (4), (5) 100 Grainger Parkway Lake Forest, IL 60045	9,607,988	-0-	-0-	9,607,988	10.6%
James D. Slavik (6), (7)	4,272,953	13,620	5,958	4,292,531	4.7%
Brian P. Anderson	3,690	9,960	1,793	15,443	*
Wesley M. Clark (8)	50,000	208,690	15,000	273,690	*
Wilbur H. Gantz	10,690	13,620	10,304	34,614	*
Richard L. Keyser (8), (9)	158,580	488,470	33,595	680,645	*
Frederick A. Krehbiel	7,030	3,630	622	11,282	*
P. Ogden Loux (8), (10)	26,566	154,470	7,500	188,536	*
John W. McCarter, Jr. (11)	11,890	13,620	4,171	29,681	*
Neil S. Novich	4,690	9,960	1,528	16,178	*
James T. Ryan (8) (12)	31,886	47,270	-0-	79,156	*
John W. Slayton, Jr. (8) (13)	46,024	93,790	5,000	144,814	*
Harold B. Smith (14)	43,890	13,620	5,958	63,468	*
Janiece S. Webb (15)	10,652	13,620	4,943	29,215	*
Directors and Executive Officers as a group (8), (16), (17)	14,436,431	1,393,120	113,622	15,943,173	17.1%

1.
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.

2.
Represents the number of stock units credited to the accounts of non-employee directors under the Director Stock Plan and the number of restricted stock units credited to the accounts of executive officers under the 1990 Long Term Stock Incentive Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.

3.
An asterisk (*) indicates less than 1%.

4.
Mr. Grainger is known to be the beneficial owner of more than 5% of Grainger's common stock.

5.
Includes 2,197,196 shares as to which Mr. Grainger has shared voting and investment power.

6.
Includes 2,691,947 shares as to which Mr. Slavik has shared voting and/or investment power.

7.
Excludes 705,046 shares held by certain of Mr. Slavik's family members, as to which shares Mr. Slavik disclaims voting or investment power.

8.
Includes shares of restricted stock as follows: Mr. Clark, 50,000 shares; Mr. Keyser, 100,000 shares; Mr. Loux, 20,000 shares; Mr. Ryan, 22,000 shares; Mr. Slayton, 20,000 shares; and all directors and executive officers as a group, 342,000 shares. These shares are not transferable and are subject to forfeiture during the restricted period.

9.
Includes 58,480 shares as to which Mr. Keyser has shared voting and investment power with his wife.

10.
Excludes 400 shares held by Mr. Loux's wife, as to which shares Mr. Loux disclaims voting or investment power.

11.
Includes 11,890 shares as to which Mr. McCarter has shared voting and investment power with his wife.

12.
Includes 1,446 shares as to which Mr. Ryan has shared voting and investment power with his wife.

13.
Includes 26,024 shares as to which Mr. Slayton has shared voting and investment power with his wife.

14.
Includes 32,000 shares as to which Mr. Smith has shared voting and investment power.

15.
Excludes 350 shares held by Ms. Webb's husband, as to which shares Ms. Webb disclaims voting or investment power.

16.
Includes 5,026,223 shares as to which members of the group have shared voting and/or investment power.

17.
Excludes 705,796 shares held by certain family members, as to which shares members of the group disclaim voting or investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to Grainger during 2003 and representations of those persons, Grainger believes that these filing requirements were met during the year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission and standards of the New York Stock Exchange. The Audit Committee acts under a charter adopted by the Board. A copy of the charter is attached to this proxy statement as Appendix A.

        Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements with management and Grant Thornton LLP. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by the Statement on Auditing Standards No. 61 "Communication with Audit Committees." Grant Thornton LLP also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" and the Audit Committee discussed with Grant Thornton LLP the matter of the firm's independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

                      Brian P. Anderson (Chairman)
                      Wilbur H. Gantz
                      Frederick A. Krehbiel
                      James D. Slavik
                      Janiece S. Webb

                      Members of the Audit Committee
                      of the Board of Directors

EXECUTIVE COMPENSATION

Summary Compensation Information

        This table provides summary information about compensation paid to or accrued for the named executive officers for services during the years ended December 31, 2003, 2002, and 2001.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position (at 12/31/2003)	Year	Salary (1)	Bonus (2)	Grainger Restricted Stock Awards (3)(4)	Stock Options (Shares)	All Other Compensation (5)
Richard L. Keyser Chairman of the Board and Chief Executive Officer	2003 2002 2001	$1,000,040 963,050 832,080	$686,028 617,425 726,406	-0- -0- $1,040,101	174,000 175,000 183,100	$145,710 176,234 134,937
Wesley M. Clark President and Chief Operating Officer	2003 2002 2001	$670,040 651,290 556,700	$364,022 327,620 446,231	-0- -0- $885,400	80.000 80,000 78,890	$89,175 113,747 83,678
P. Ogden Loux Sr. Vice President, Finance and Chief Financial Officer	2003 2002 2001	$420,020 411,020 364,020	$196,010 176,409 247,170	-0- -0- $232,200	45,000 45,000 42,800	$52,578 67,370 53,911
James T. Ryan Exec. Vice President, Marketing, Sales and Service	2003 2002 2001	$370,040 355,040 277,940	$134,765 121,289 92,422	-0- -0- $65,326	30,000 30,000 50,000	$42,991 45,124 35,727
John W. Slayton, Jr. (6) Sr. Vice President, Supply Chain Management	2003 2002 2001	$345,020 336,275 290,040	$113,757 102,381 111,665	-0- -0- $154,800	23,000 25,000 21,440	$38,985 45,175 42,824

(1)
Represents fixed annual salary and car allowance. Salary increases in 2002 were effective April 1, 2002. There were no salary increases in 2003.

(2)
Represents amounts paid under annual cash incentive programs.

(3)
Represents values on the dates of award of restricted shares of Grainger common stock. Restricted shares have the same rights, including dividend and voting rights, as other shares of Grainger common stock. As of December 31, 2003, Messrs. Keyser, Clark, Loux, Ryan, and Slayton held 100,000, 50,000, 20,000, 22,000, and 20,000 restricted shares, having then-current market values of $4,739,000, $2,369,500, $947,800, $1,042,580, and $947,800, respectively. Scheduled vesting of the restricted shares ranges from 2005 to 2008, in all cases assuming continued employment with Grainger. Acceleration of vesting of all restricted shares will occur in the event of the holder's death or disability or a "change in control" of Grainger.

(4)
Included with respect to 2001 are 33,595, 15,000, 7,500, 2,110, and 5,000 restricted shares of Grainger common stock awarded to Messrs. Keyser, Clark, Loux, Ryan, and Slayton, respectively, pursuant to the Executive Stock Purchase Program. Under the Program, the named individuals respectively purchased on March 26, 2001 from Grainger 134,380, 60,000, 30,000, 8,440, and 20,000 unrestricted shares of Grainger common stock at the shares' then-current market value and received a 25% match in restricted shares. The restricted shares vested on March 26, 2003. In 2002, Messrs. Keyser, Clark, Loux, and Slayton converted the restricted shares into a like number of restricted stock units having the same vesting provisions. The restricted stock units are to be settled, at various times after vesting, by the delivery of unrestricted shares of Grainger common stock on a 1-for-1 basis. As of December 31, 2003, Messrs. Keyser, Clark, Loux, and Slayton held 33,595, 15,000, 7,500, and 5,000 restricted stock units having values, based on the then-current market value of Grainger common stock, of $1,592,067, $710,850, $355,425, and $236,950, respectively.

(5)
Represents contributions accrued under Grainger's profit sharing plan, in which most Grainger employees participate, and the related supplemental profit sharing plan.

(6)
Mr. Slayton retired as an officer of Grainger in 2004.

Stock Option Grants

        This table contains information about grants of stock options during the year ended December 31, 2003 to the named executive officers.

Name	Options Granted (Shares)	Percentage of Total Options Granted to Employees in 2003	Exercise or Base Price (Per Share) (1)	Earliest Exercise Date (2)	Expiration Date	Grant Date Present Value (3)
Richard L. Keyser	174,000	9.45%	$45.50	4/30/2006	4/29/2013	$1,806,120
Wesley M. Clark	80,000	4.35%	45.50	4/30/2006	4/29/2013	830,400
P. Ogden Loux	45,000	2.44%	45.50	4/30/2006	4/29/2013	467,100
James T. Ryan	30,000	1.63%	45.50	4/30/2006	4/29/2013	311,400
John W. Slayton, Jr.	23,000	1.25%	45.50	4/30/2006	4/29/2013	238,740

(1)
The option exercise price equals the closing price of Grainger common stock reported for the business day before the date of grant.

(2)
All options were granted under the 2001 Long Term Stock Incentive Plan on April 30, 2003 and are scheduled to become fully exercisable three years following that date. The exercisability of all unexercisable options is accelerated upon an optionee's death, disability or retirement, or upon a "change in control" of Grainger.

(3)
The amounts shown are based on the Black-Scholes option-pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

a.
Exercise prices based on 100% of the fair market values of the shares on the dates of grant.

b.
Expected term of 7 years.

c.
Interest rate of 3.39%.

d.
Volatility of 20.13%.

e.
Dividend yield of 1.77%.

  The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

Stock Option Exercises and Holdings

        This table contains information about the number of shares of Grainger common stock covered by, and the values of, outstanding stock options held by the named executive officers at December 31, 2003. None of the named executive officers exercised stock options during 2003.

	Number of Securities Underlying Unexercised Options at 12/31/2003		Value of Unexercised In-the-Money Options at 12/31/2003 (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard L. Keyser	310,435	535,135	$1,507,403	$2,151,525
Wesley M. Clark	139,112	240,348	653,602	937,094
P. Ogden Loux	113,420	133,850	635,239	512,426
James T. Ryan	42,270	115,000	154,909	570,650
John W. Slayton, Jr.	80,210	69,980	593,899	257,612

(1)
The dollar amounts shown are the differences between the per-share stock option exercise prices and the closing price of Grainger common stock on December 31, 2003 of $47.39 per share, as reported in the Composite Tape for NYSE listed stocks, multiplied by the number of shares covered by the unexercised stock options.

Other Benefits

        The Executive Deferred Compensation Plan permitted participants selected by a committee of management prior to 1986 to elect a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. Under the related Plan Agreement, a participant is entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by Grainger, and the number of years from deferment to normal retirement age. Reduced or increased payments are provided if the participant begins receiving payments before or after age 65, respectively. If Grainger reduces Plan benefits or terminates the Plan, or if there is a "change in control" of Grainger, various benefits are provided to the participant, ranging from a return of the amount of salary deferral plus interest to a lump-sum benefit equal to the present value of a projected payment stream. If a participant dies before retirement or before having received the full amount of the benefits, the balance will be paid to the participant's designated beneficiary. Although payment deferrals have not been permitted for several years, Mr. Keyser and certain other key executives had elected to defer salary payments under the Plan for prior years. If Mr. Keyser commences receiving payments under the Plan at age 65, his monthly payments would be $10,509.

        A committee of Grainger management determines participation in Grainger's Executive Death Benefit Plan. The beneficiary of a participant who dies while employed by Grainger is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target bonus under the applicable cash incentive program. If a participant dies after retirement, an after-tax, lump-sum benefit approximating the participant's annual salary and annual target bonus under the applicable cash incentive program is payable to the participant's designated beneficiary. Prior to retirement, however, a participant may elect to receive a reduced payment following retirement on a pre-death basis. In the event of a "change in control" of Grainger, the Plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The Plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80. All of the named executive officers and certain other key executives participate in the Plan.

        Grainger has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Deferred Compensation Plan and the Executive Death Benefit Plan.

        All of the named executive officers and certain other key executives have entered into Change In Control Employment Agreements with Grainger. Under each Agreement, the executive is entitled to certain benefits if, within a two-year period following a "change in control" of Grainger, (a) the executive's employment is terminated other than for "cause," (b) the executive terminates employment for "good reason," or (c) in the case of Mr. Keyser and certain of the other named executive officers, the executive terminates employment for any reason within the 30-day period following the one-year anniversary of the "change in control." Benefits include a lump-sum payment generally equal to a multiple of the sum of (i) the executive's annual salary, (ii) the higher of the executive's target annual bonus or the average of the executive's last three annual bonuses, and (iii) in connection with Grainger's non-contributory profit sharing plans, a percentage of annual salary and bonus equal to the greater of (x) the highest percentage of covered compensation contributed by Grainger under the plans for any of the last three fiscal years or (y) 15%. In the case of Mr. Keyser and certain of the other named executive officers, the multiple is three. In the case of most of the other key executives, the multiple is two. Benefits additionally include continuation of health and dental benefits for a number of years equal to the applicable multiple. Each Agreement further provides that the executive is to be made whole on an after-tax basis with respect to excise tax due as a consequence of payments (whether or not under the Agreement) being classified as "parachute payments" under Section 280(g) of the Internal Revenue Code of 1986, as amended. In certain cases the lump-sum payment upon termination is limited under the Agreement to an amount above which this excise tax would be due.

        U.S. employees who have not entered into Change In Control Employment Agreements with Grainger are generally covered by a Change In Control Severance Policy. Under the Policy, employees whose employment with Grainger is terminated other than for "cause" or who resign under certain circumstances within two years following a "change in control" of Grainger are entitled to certain benefits. These benefits are severance pay and continuation of health and dental benefits in amounts and for durations that are based upon years of service, pay, and other factors.

EQUITY COMPENSATION PLANS

        This table contains information as of December 31, 2003 about Grainger's equity compensation plans, consisting of the 1990 Long Term Stock Incentive Plan, the 2001 Long Term Stock Incentive Plan, and the Director Stock Plan. All of these plans have been approved by Grainger's shareholders.

	Number of common shares to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of common shares available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by shareholders	10,413,932	$44.91	2,016,160	(1)
Equity compensation plans not approved by shareholders	-0-	N/A	-0-

Total	10,413,932	$44.91	2,016,160

(1)
Included are 859,600, 809,930, and 346,630 shares that may be issued under the 1990 Long Term Stock Incentive Plan, the 2001 Long Term Stock Incentive Plan, and the Director Stock Plan, respectively, in connection with awards of stock options, stock appreciation rights, stock units, shares of common stock, restricted shares of common stock, and other stock-based awards. No more than 600,000 shares, however, may be issued under the 2001 Long Term Stock Incentive Plan by reason of awards of shares of common stock or restricted shares of common stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        This report of the Compensation Committee of the Board (the "Committee") discusses the Company's compensation policy and programs for the Chairman and Chief Executive Officer and others who served as executive officers during the year.

        The Committee, all members of which are Independent Directors, administers the Company's executive compensation programs, reviews and approves corporate goals relevant to compensation, evaluates performance, and recommends to the Board the compensation design and pay levels for all executive officers. The Committee's charter, which sets out its duties and responsibilities, can be found in the Investor Relations section of the Company's Web site, www.grainger.com. The Committee considers information and data supplied by management and by compensation and benefits consultants. In 2003, the Committee retained an independent compensation consultant, who reports directly to the Committee.

Executive Compensation Policy

        The Company's compensation programs are designed to attract and retain high-quality executive and managerial talent and to provide appropriate incentives, including equity based awards, for achieving the Company's business goals. The overall program includes significant variable pay components which link total executive compensation to performance and to the creation of long term shareholder value.

        The Company endeavors to accomplish these objectives through executive officer compensation consisting of base salary, cash incentive compensation, stock options, restricted stock and benefits. When Company performance is at target, the Company's objective is to pay executive officers at median. This means the Company intends total compensation to be at or near the size-adjusted median of total compensation paid to similar executive positions at a representative group of other companies that are considered to be comparative as competitors for executive talent. All elements of compensation are valued to determine annually the Company's relative position against these comparator companies.

        The compensation comparator group used is reviewed regularly by the Compensation Committee, with input from consultants. The current comparator group is similar in size (based on revenues and market capitalization) to the Company and is representative of the types of major companies with whom the Company historically competes for executive talent. This "competitive market" for executive talent is not necessarily the same as is used for industry or sector performance considerations. Therefore, companies used for compensation comparison purposes are not identical to those in the industry indices used in the performance graph of company total shareholder returns.

Base Salaries

        The Committee reviews base salaries annually. Adjustments to base salaries are determined based on a detailed evaluation of individual performance, the competitive market, executive experience and internal equity issues. In 2003, however, elected officers did not receive base salary increases, other than limited promotion-related adjustments.

Cash Incentives

        Executive officers and other key managers generally participate in the Management Incentive Plan (MIP), which provides for cash incentives based on the achievement of specified financial performance measures. For 2003, the MIP was structured to provide a balance between short term and long term results and to align the interests of management with shareholders by providing incentive payments that correspond with long term creation of shareholder value. For 2003, the financial measures used were return on invested capital (ROIC) and year-over-year growth in revenue. These measures were selected as they balance revenue growth with profitability, expense management and asset management.

        Target incentive awards under the MIP and similar programs are based on a review of competitive market practice and range from 10% to 100% of base salary. Actual MIP payments are a product of the incentive target adjusted by the actual results achieved under the financial measures. Incentive awards for executive officers in charge of business units were primarily based on the performance of the individual unit, although these executive officers also participated in the Company MIP results with respect to a portion of their total incentive opportunity.

        Results for 2003 were above target on ROIC, but were below target for year-over-year growth in sales. These results translated to an actual incentive multiple that caused the 2003 incentive awards to be lower than the target incentive awards. In lieu of 2003 base salary increases, the Company established a one-time incentive program for 2003 whereby elected officers would receive 3.0% of their base salary if the Company achieved certain performance goals. The Company performance fell short of these goals, so the one-time awards were not paid.

        The Chairman and Chief Executive Officer and President and Chief Operating Officer participated in the Office of the Chairman Incentive Program, a separate shareholder approved plan providing for incentive bonuses determined by reference to the Company's reported net earnings. Bonuses under this plan were calculated for the year using the same financial measures as MIP incentives for most other executive officers.

        In 2004, the Company intends to continue to use ROIC and year-over-year growth in revenue for its incentive program. In addition, the Company will introduce an individual performance component that could amount to up to 30% of the target incentive. The individual performance component will be paid based on an assessment of the individual's achievement against specific goals related to Company objectives.

Stock Options

        The annual stock option program is considered an important means of aligning the financial interests of executive officers and other key employees to the longer term financial interests of the shareholders. The number of shares covered by options awarded at each level in the organization is designed to provide an economic value that is competitive with awards made by other companies to their employees in comparable jobs. Recipients are required to sign an agreement containing confidentiality and non-competition provisions to receive a stock option award. In April 2003, approximately 650 employees received stock options covering 1.7 million shares through this shareholder approved program. This number includes approximately 0.5 million stock options awarded to 12 executive officers. To promote retention of key talent, three-year cliff vesting provisions are used for most awards.

        The Company also periodically issues options to its employees under the broad-based stock option program. Under this program, employees who do not participate in any other option program are awarded stock options covering 100 shares upon reaching five-year service-level milestones.

Under this broad-based program, 1,850 employees received options covering 185,000 shares. The general option terms are similar to those of the annual stock option program.

        In all cases, stock options are awarded at an exercise price equal to the closing price of the Company's common stock reported for the business day before the grant. Stock option repricing is not permitted under the plan.

Restricted Stock and Restricted Stock Units

        The Company has granted restricted stock (generally subject to forfeiture if employment terminates before the end of the restriction) to executive and other officers of the Company, in each case subject to the execution of a confidentiality and non-competition agreement with the Company. The objectives of the grants and related confidentiality and non-competition agreements are to align more closely the interests of executives with those of shareholders, to protect proprietary Company information, to preserve the Company's competitive advantages, to provide a strong executive retention incentive, and to provide for executive continuity.

        In March 2001, a number of executive officers and other key managers purchased 787,020 treasury shares from the Company at the then-current market price. Most executives financed their purchases through bank loans that were guaranteed by the Company. Cash proceeds from the sale, which amounted to $24.4 million, were used by the Company to repurchase shares of the Company's stock on the open market. Executives who met a threshold purchase requirement of one times their annual base salary received a 25% matching grant of restricted stock. Vesting restrictions imposed by the Company ended on March 26, 2003 and individual loans became due on April 16, 2003. As of December 31, 2003, all loans payable were settled between each executive and the bank. The 25% matching grant totaled 192,275 shares, 95,720 of which were subsequently converted into restricted stock units to be settled after vesting by delivery of a like number of shares of Company stock. In compliance with new statutory requirements, the Company will not continue this program.

        Beginning in 2004, the Company intends to use restricted stock units as a part of its annual long term incentive program for top management. To keep the target grant value of long term incentives consistent with Company pay objectives and median market practice, the target annual stock option awards were lowered from the 2003 levels, reflecting the accompanying award of restricted stock units. The partial substitution of restricted stock units is intended to reduce annual share usage, increase the retentive qualities (given four-year cliff vesting provisions), and lessen the primary reliance on stock options with respect to the annual programs.

Stock Ownership Guidelines

        In 1996, the Company established stock ownership guidelines for its officers. Ownership of Company stock creates alignment between executives and shareholders and encourages executives to act to increase shareholder value. The Chairman and Chief Executive Officer is required to achieve stock ownership of at least five times annualized base salary. The President and Chief Operating Officer is required to achieve stock ownership of at least four times annualized base salary. Other U.S. officers are required to achieve stock ownership of at least three times or two times annualized base salary. These ownership guidelines must be met within three years of being elected an officer. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until they achieve their required ownership level. As of the date of this report, all officers subject to the guidelines are in compliance with them. The Company believes the guidelines are important in aligning the interests of the executive officers of the Company and the shareholders.

Deferred Compensation

        Beginning in 2004, officers of the Company may elect to defer receipt of up to 50% of base salary and/or 85% of annual cash bonus under an unfunded deferred compensation plan. The rate of return on the individual accounts (positive or negative) will be a function of the participant-selected investment funds. Investment choices for employees who elect to defer salary and/or bonus generally may be made from the same investment funds available under the Company's profit sharing plan.

Other Benefits

        Most other benefits, including profit sharing and various welfare benefits, provided to executive officers are comparable to those provided to the majority of salaried and hourly Company employees.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the cash incentive plan in which the Chairman and Chief Executive Officer and President and Chief Operating Officer participate and gains on exercises of stock options awarded under the 1990 and 2001 Long Term Stock Incentive Plans are considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit.

Harold B. Smith, Chairman Wilbur H. Gantz Neil S. Novich James D. Slavik
Members of the Compensation Committee of the Board of Directors

COMPANY PERFORMANCE

        This stock price performance graph compares the cumulative total return on an investment in Grainger common stock with the cumulative total return of an investment in each of the S&P 500 Stock Index and the Dow Jones Industrial Services Index. It covers the period commencing December 31, 1998 and ending December 31, 2003. The graph assumes that the value for the investment in Grainger common stock and in each index was $100 on December 31, 1998 and that all dividends were reinvested.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has approved, subject to shareholder ratification at the meeting, the appointment of Grant Thornton LLP as Grainger's independent auditors for the year ending December 31, 2004. Representatives of Grant Thornton LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

        The following table sets forth the fees that were billed to Grainger by Grant Thornton LLP for professional services rendered with respect to fiscal years 2003 and 2002:

Fee Category	2003	2002
Audit Fees	$615,063	$574,899
Audit Related Fees	150,656	146,123
Tax Fees	51,755	43,125
All Other Fees	-0-	-0-

Total Fees	$817,474	$764,147

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of Grainger's annual financial statements, review of the interim financial statements included in Grainger's quarterly reports on Form 10-Q, and other services normally provided in connection with Grainger's statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Grainger's financial statements. These services include the audits of Grainger's employee benefit plans, the review of documentation related to the implementation of Section 404 of the Sarbanes-Oxley Act, and various attest services.

        Tax Fees.    Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance with the preparation of various tax returns.

        All Other Fees.    Consists of fees billed by Grant Thornton LLP for all other professional services rendered to Grainger. No such services were rendered during fiscal years 2003 and 2002.

Pre-Approval Policy for Audit and Non-Audit Services

        The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by Grainger's independent auditors. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditors.

        The Board recommends a vote FOR the proposal to ratify the appointment of independent auditors.

        Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the vote. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next year.

Appendix A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD
(As Amended December 10, 2003)

        The Audit Committee shall be comprised solely of at least three independent Directors who shall meet the criteria for independence required by the New York Stock Exchange and the Sarbanes-Oxley Act of 2002.

        Directors shall be elected to the Committee annually at the April meeting of the Board. The members of the Committee shall serve until their successors are elected and qualified or until their earlier resignation or removal. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies.

        All members of the Committee shall be financially literate, and at least one member shall be an "audit committee financial expert," as defined by Securities and Exchange Commission (SEC) regulations.

I.     General Responsibilities of the Committee

  A.
  Oversight.    The Committee shall assist the Board in its oversight responsibilities with respect to the Company's financial reporting process, the systems of internal accounting and financial controls, the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and independent auditor.

    While the primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board, the Company's management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies used by the Company. The independent auditor is responsible for auditing the Company's annual financial statements and for reviewing the Company's unaudited interim financial statements filed with the SEC.

  B.
  Audit Committee Report.    The Committee shall prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

  C.
  Plan Activities.    The Committee shall have oversight responsibility for the activities of the Company relative to the W.W. Grainger, Inc. Employees Profit Sharing Plan and Trust and other ERISA plans/trusts sponsored by the Company and/or any of its subsidiaries that involve the investment of funds by fiduciaries for the benefit of employees (collectively, "Company Plans").

  D.
  Resources and Authority.    The Committee shall be given the appropriate resources and assistance necessary to discharge its responsibilities. The Committee shall also have the authority to engage outside legal, accounting, and other advisors as it determines necessary to carry out its duties.

II.    Specific Responsibilities of the Committee

  A.
  Independent Auditor.    The Committee shall be directly responsible for the appointment, compensation, retention, evaluation, termination, and oversight of the work of the Company's independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or related work for the Company, including the resolution of disagreements between management and the independent auditor. The Company's independent auditor must report directly to the Committee, and the Committee shall have the sole authority to retain and replace the Company's independent auditor and shall pre-approve all audit and non-audit services and fees of the independent auditor. The Committee may delegate pre-approval authority to one or more members of the Committee as long as any such decisions by any member to whom authority is delegated are presented to the full Committee at its next scheduled meeting.

  B.
  Complaint Procedures.    The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  C.
  Independent Auditor Evaluation.    The Committee shall, at least annually, obtain and review a report by the independent auditor describing:

  1.
  The firm's internal quality control procedures;

  2.
  Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

  3.
  All relationships between the independent auditor and the Company.

    Based on such review and the independent auditor's work throughout the year, the Committee shall evaluate the independent auditor's qualifications, performance, and independence, taking into account the opinions of management and the Company's internal auditors.

  D.
  Independent Auditor Plans and Activities.    The Committee shall review the independent auditor's plan and scope of activities, including any areas to which either the Committee, the internal auditors, or the independent auditor believe special attention should be directed. In addition, the Committee shall regularly review with the independent auditor any audit problems or difficulties and management's response.

  E.
  Annual Financial Information.    The Committee shall review with management and the independent auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall review and consider with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"). Also, the Committee shall discuss the results of the annual audit, giving special attention to the following:

  1.
  Adequacy of internal controls;

  2.
  Unusual, improper, or illegal transactions;

    3.
    Change in accounting, legal, or other regulatory requirements which will or could significantly affect the Company;

    4.
    All proposed adjustments of the independent auditor not recorded by the Company;

    5.
    Any significant differences in the interpretation of Generally Accepted Accounting Principles (GAAP) between the Company and the independent auditor, as well as any areas where alternative applications of GAAP could have a material effect on the financial statements; and

    6.
    Any significant financial risks facing the Company.

    The Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Company's Form 10-K.

  F.
  Critical Accounting Policies.    The Committee shall receive a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices used by the Company, all material alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

  G.
  Officer Certifications.    The Committee shall review with the Company's Chief Executive Officer and Chief Financial Officer compliance with those officers' certification obligations in connection with the Company's quarterly and annual reports prior to the filing thereof.

  H.
  Internal Controls and Disclosure Controls.    The Committee shall review with management the Company's disclosure controls and procedures and internal control over financial reporting, and make recommendations to the Board of any changes considered appropriate.

  I.
  Interim Financial Information.    The Committee shall review with management and the independent auditor the Company's interim financial statements to be included on Form 10-Q, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." This review shall occur prior to the Company's filing of Form 10-Q with the SEC. Also, the Committee shall discuss with the independent auditor the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

  J.
  Earnings Releases and Guidance.    The Committee shall discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Discussions may be done generally, such as the types of information to be disclosed and the type of presentation to be made.

  K.
  Risk Management Policies.    The Committee shall discuss with management the Company's major financial risk exposures, the steps management has taken to monitor and control such exposures, and the Company's risk assessment and risk management policies and guidelines.

  L.
  Separate Meetings.    The Committee shall meet separately and periodically, but no less than four times each year, with management, the Company's internal auditors, and the independent auditor with regard to the adequacy of internal accounting controls and any other matters they believe should be discussed privately.

  M.
  Internal Auditor Resources and Activities.    The Committee shall review, with the Company's internal auditors, its budget and staffing, audit plan, responsibilities, the examinations completed from time to time, including responses by management, and any areas to which either the Committee or the internal auditors believe additional or special attention should be directed.

  N.
  Independent Auditor Employees.    The Committee shall approve and periodically review the Company's hiring policies for employees or former employees of the independent auditor. The Company's current policy prohibits the hiring of any current or previous employees of its independent auditor who have worked on the Company's account within the past two years.

  O.
  Legal Issues.    The Committee shall review, at least annually, significant legal and regulatory issues with the Company's counsel.

  P.
  Business Conduct Guidelines.    The Committee shall review and monitor the Company's compliance with its Business Conduct Guidelines.

  Q.
  Company Plan Assets.    The Committee shall review and make recommendations to the Board of Directors concerning:

  1.
  Amendments or other proposals relative to Company Plans that involve investment of assets, appointment of trustees and investment managers, and other matters relative to management of the assets of Company Plans, subject to coordination with the Compensation Committee of the Board where appropriate; and

  2.
  Appointment of members of the Profit Sharing Trust Committee.

  R.
  Company Plan Investments.    The Committee shall review on a periodic basis and report to the Board of Directors at least annually, concerning:

  1.
  The allocation of assets of Company Plans among various asset classes (e.g., domestic stocks, international stocks, short-term bonds, long-term bonds, etc.);

  2.
  The investment performance of the assets of Company Plans, including performance comparisons with appropriate benchmarks;

  3.
  Investment guidelines and other matters of investment policy relative to Company Plans; and

  4.
  The hiring, dismissal, or retention of investment managers.

III.  Committee Operations

  A.
  Committee Meetings.    The Committee shall meet at least four times a year and on call of the Committee Chairman as needed to discharge the general and specific responsibilities enumerated above.

  B.
  Subcommittees.    The Committee may delegate authority to one or more subcommittees.

  C.
  Committee Reporting.    The Committee shall make regular reports to the Board.

  D.
  Committee Evaluation.    The Committee shall annually review its own performance.

  E.
  Charter Review.    The Committee shall annually review its charter and recommend any proposed amendments to the Board.

WWG-PS-04

W.W. GRAINGER, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet		Vote-by-Telephone
Log on to the Internet and go to http://www.eproxyvote.com/gww	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL		ZWWGC1
☒	Please mark votes as in this example.	#WWG

MANAGEMENT RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors.
 Nominees: (01) Brian P. Anderson, (02) Wesley M. Clark, (03) Wilbur H. Gantz, (04) David W. Grainger, (05) Richard L. Keyser, (06) Frederick A. Krehbiel, (07) John W. McCarter, Jr., (08) Neil S. Novich, (09) James D. Slavik, (10) Harold B. Smith, (11) Janiece S. Webb

	FOR ALL NOMINEES	☐	WITHHOLD FROM ALL NOMINEES	☐
☐
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 2004.	☐	☐	☐
3.	In their discretion upon such other matters as may properly come before the meeting.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐
Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

Signature:	Date:	Signature:	Date:

	DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZWWGC2
COMMON PROXY	W.W. GRAINGER, INC.	COMMON PROXY

100 Grainger Parkway, Lake Forest, Illinois 60045-5201

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proxy for Annual Meeting of Shareholders, April 28, 2004

        The undersigned hereby appoints Wesley M. Clark, David W. Grainger, and Richard L. Keyser, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 28, 2004 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

        A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2. If authority is given to vote for the election of directors, this proxy may be voted cumulatively for directors as set forth in the proxy statement.

SEE REVERSE SIDE	CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE	SEE REVERSE SIDE

QuickLinks

Table of Contents
INTRODUCTION
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND BOARD COMMITTEES
DIRECTOR COMPENSATION
OWNERSHIP OF GRAINGER STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
COMPANY PERFORMANCE
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD (As Amended December 10, 2003)